NEWS RELEASE

FORWARD AIR CORPORATION REVISES THIRD QUARTER 2016 GUIDANCE

GREENEVILLE, Tenn.-(BUSINESS WIRE)-September 19, 2016 - Forward Air Corporation (NASDAQ:FWRD) today lowered its third-quarter 2016 year-over-year revenue growth guidance range to -2% to +2% from a previously announced range of 1% to 5%. The Company also lowered its adjusted income guidance range to $0.48 to $0.52 per diluted share from a previously announced range of $0.61 to $0.65. The change in the Company’s revenue and adjusted income guidance was driven by lower freight volumes.

Bruce A. Campbell, Chairman, President, and CEO, commenting on third quarter performance, said, “Since our second quarter earnings call, the economic environment has remained sluggish. While we are seeing the effects across our portfolio, LTL volumes have been noticeably soft. Through Sunday, September 18, our unadjusted year-over-year LTL tonnage per day for the third quarter was down 4.6%. While our yields and margins have held up, we no longer project that we will achieve our previously provided guidance ranges and are adjusting our outlook for the quarter.”

About Forward Air Corporation

Forward Air Corporation’s (“the Company”, “we”, “our”) services are classified into four principal reportable segments: Expedited LTL, Truckload Expedited Services (“TLX”), Intermodal and Pool Distribution.

In our Expedited LTL segment, we provide time-definite transportation services to the North American deferred air freight market. Our Expedited LTL service operates a comprehensive national network for the time-definite surface transportation of expedited ground freight. The Expedited LTL service offers customers local pick-up and delivery and scheduled surface transportation of cargo as a cost effective, reliable alternative to air transportation. Expedited LTL’s other services include shipment consolidation and deconsolidation, warehousing, customs brokerage, and other handling. The Expedited LTL segment primarily provides its transportation services through a network of terminals located at or near airports in the United States and Canada.

In our TLX segment, we provide expedited truckload brokerage, dedicated fleet services and maximum security and temperature-controlled logistics services. We are able to expedite this service by utilizing a dedicated fleet of team owner operators, some team company drivers as well as third party transportation providers. The TLX segment provides full truckload service in the United States and Canada.

In our Intermodal segment, we provide container and intermodal drayage services primarily within the Midwest region of the United States. Drayage is essentially the first and last mile of the movement of an intermodal container. We are providing this service both to and from ports and rail heads. Our Intermodal segment also provides dedicated contract and Container Freight Station (“CFS”) warehouse and handling services.

In our Pool Distribution segment, we provide pool distribution services throughout the Mid-Atlantic, Southeast, Midwest and Southwest continental United States. Pool distribution involves managing high-frequency handling and distribution of time-sensitive product to numerous destinations in specific geographic regions. Our primary customers for this service are regional and nationwide distributors and retailers, such as mall, strip mall and outlet based retail chains.

Note Regarding Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding expected operating results, such as revenue growth and earnings, and guidance relating to income per diluted share for the third quarter.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. We assume no duty to update these statements as of any future date.

CONTACT:
Forward Air Corporation
Michael J. Morris, 423-636-7010
mmorris@forwardair.com